UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 29, 2010

EPL INTERMEDIATE, INC.

(Exact name of registrant as specified in its charter)

333-115644
(Commission File Number)

Delaware	13-4092105
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3535 Harbor Blvd. Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            On October 29, 2010, EPL Intermediate, Inc. (the “Company”) received notice of the resignation of Jeffrey Naumowitz from the Board of Directors of the Company, which resignation was effective as of October 29, 2010.

(d)           On October 29, 2010, the Board of Directors of the Company took action to unanimously elect Michael Maselli a director of the Company. Mr. Maselli was elected to fill a vacancy on the Board created as a result of the resignation of Mr. Naumowitz.

In connection with his appointment as a director, Mr. Maselli was also appointed to serve on the Audit Committee of the Board of Directors of the Company.

There is no arrangement or understanding between Mr. Maselli and any other persons pursuant to which Mr. Maselli was elected as a director of the Company. Mr. Maselli is a Managing Director at Trimaran Capital Partners, LLC (“Trimaran”). Certain private equity funds affiliated with Trimaran indirectly beneficially own a majority of the Company’s equity. Mr. Maselli is compensated for his services as an employee of Trimaran and not for his services to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPL INTERMEDIATE, INC. (Registrant)
Date: November 4, 2010	By:	/s/ Jerry Lovejoy
Jerry Lovejoy
Senior Vice President